                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) April 24, 2009

              DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II

           (Exact name of Registrant as specified in its charter)

New York	2-85829	13-3202289
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number	Identification Number)
Organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Drexel Burnham Lambert Real Estate Associates II, a New York limited partnership (the “Registrant”), owns Presidential House Apartments (“Presidential House”), a 203-unit apartment complex located in North Miami Beach, Florida.   As previously disclosed, on March 25, 2009 (the “Effective Date”), the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Advenir, Inc., a Florida corporation (the “Purchaser”), to sell Presidential House to the Purchaser for a total sales price of $12,800,000.

On April 24, 2009, the Registrant and the Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”) pursuant to which the feasibility period, loan assumption approval period and the closing date were all extended and a groundwater sampling clause was added to the sales contract.

The following is a summary of the terms and conditions of the First Amendment, which summary is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

FEASIBILITY PERIOD.  The feasibility period is extended from April 24, 2009 to May 8, 2009.  On or before the expiration of the feasibility period, the Purchaser is required to deliver an additional deposit of $128,000. If the Purchaser fails to notify the Registrant in writing of its intent to terminate the Purchase Agreement prior to the end of the feasibility period, the initial deposit of $128,000 and the additional deposit of $128,000 will become non-refundable. If the Purchaser notifies the Registrant in writing of its intent to terminate the Purchase Agreement prior to the end of the feasibility period, the initial deposit and the additional deposit less $35,000 will be returned to the Purchaser.

LOAN ASSUMPTION AND APPROVAL PERIOD.  The Purchaser agreed that at closing, the Purchaser will assume the Registrant’s obligations with respect to the first and second mortgage loans encumbering Presidential House.  The Purchaser is responsible for submitting the loan assumption application within 15 days after the Effective Date.  The Purchaser agreed to exercise good faith efforts to obtain the loan assumption and release on or before 45 days after the Effective Date (the “Loan Assumption Deadline”).  The First Amendment extends the Loan Assumption Deadline to May 26, 2009.  The Purchaser has the right to extend the Loan Assumption Deadline to June 25, 2009 for the sole purpose of obtaining lender approval by delivering written notice to the Registrant five business days prior to May 26, 2009, and providing an additional deposit of $50,000 to the escrow agent.

CLOSING.   The expected closing date of the transaction has been extended from May 26, 2009 to June 9, 2009. If Purchaser exercises its loan assumption extension right, then the closing date will be automatically extended to the earlier to occur of (i) 15 days after receipt of the lender’s approval of the loan assumption and (ii) July 7, 2009. The Registrant has the option, by delivering written notice to Purchaser, to extend the closing date for 45 days. The closing is also subject to customary closing conditions and deliveries.

GROUNDWATER SAMPLING.  The Department of Environmental Resources Management (“DERM”) has required that the Registrant install a monitoring well to sample groundwater in order to determine whether groundwater under the Presidential House property has been contaminated.  If by the Closing Date either (i) the groundwater sampling has not been completed or the laboratory analyzing the groundwater sampling has not completed its analysis and issued its findings or (ii) the groundwater sampling and lab analysis has been completed, but DERM has not confirmed in writing that no further action is warranted, then Purchaser shall have the right, by delivering written notice to Registrant, to extend the closing date to July 23, 2009.  If as of July 23, 2009, the Registrant has not obtained written confirmation from DERM that no further action is warranted, Purchaser may, in its sole discretion, by delivering written notice to Registrant, either (a) waive the DERM confirmation that no further action is warranted and proceed with the closing, or (b) terminate the sale contract, in which event the full deposit shall be returned to the Purchaser.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.16       First Amendment to Purchase and Sale Contract between Drexel Burnham Lambert Real Estate Associates II, a New York limited partnership, and Advenir, Inc., a Florida corporation, dated April 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II

By:   DBL Properties Corporation

Its General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: April 30, 2009